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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-35469) of our reports dated February 3, 1997, on our audits of the financial statements as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, and the financial statement schedule of Transcrypt International, Inc. We also consent to the reference of our Firm under the caption "Experts."



                                              /s/ COOPERS & LYBRAND L.L.P.
                                              COOPERS & LYBRAND L.L.P.

Lincoln, Nebraska
September 22, 1997